Exhibit 99.1

QUIPT HOME MEDICAL CONFIRMS RECEIPT OF UNSOLICITED ACQUISITION PROPOSAL

Cincinnati, Ohio – May 21, 2025 – Quipt Home Medical Corp. (“Quipt” or the “Company”) (NASDAQ: QIPT; TSX: QIPT), a U.S. based home medical equipment provider focused on end-to-end respiratory care, today announced that it has received an unsolicited non-binding and conditional and indicative proposal from Forager Capital Management, LLC (“FCM”) to acquire 100% of the Company’s issued and outstanding common shares at a price of $3.10 per common share (the “Non-Binding Proposal”).

It is the Company’s policy not to comment on unsolicited offers and is confirming its receipt of the Non-Binding Proposal only because Forager has made it public. As previously disclosed, the Company entered into a Non-Disclosure and Standstill Agreement (the “Agreement”), dated February 1, 2025, with Forager Fund, L.P. (“Forager Fund”) and FCM (collectively, with Forager Fund, “Forager”). The Agreement provides that Forager, and other representatives of Forager will, for a period of six (6) months after the date of the Agreement, not directly or indirectly acquire (or propose or agree to acquire), by purchase or otherwise, any equity securities or assets of Quipt, or rights or options to acquire interests in any of Quipt’s equity securities or assets (the “Standstill”) without the prior advance approval in writing by the Board of Directors of the Company (the “Board”). The Agreement also provides for customary terms related to the non-disclosure and use of confidential information of Quipt. The Board did not provide Forager with any prior written approval for a waiver of the confidentiality provision or the Standstill provision relating to the issuance of the Non-Binding Proposal.

In consultation with its financial and legal advisors, the Board remains focused on the best long-term interests of the Company to drive sustainable value for its shareholders. The Company does not intend to comment further on the Non-Binding Proposal, unless it is required to do so in accordance with applicable law.

ABOUT QUIPT HOME MEDICAL CORP.

The Company provides in-home monitoring and disease management services including end-to-end respiratory solutions for patients in the United States healthcare market. It seeks to continue to expand its offerings to include the management of several chronic disease states focusing on patients with heart or pulmonary disease, sleep disorders, reduced mobility, and other chronic health conditions. The primary business objective of the Company is to create shareholder value by offering a broader range of services to patients in need of in-home monitoring and chronic disease management. The Company’s organic growth strategy is to increase annual revenue per patient by offering multiple services to the same patient, consolidating the patient’s services, and making life easier for the patient.

Cautionary Note Regarding Forward-Looking Statements

Various statements in this press release, including, but not limited to, statements regarding the Board’s focus and intentions related to further comment are “forward-looking statements” under applicable securities laws. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements are based upon current expectations and assumptions that involve risks, changes in circumstances and uncertainties. Therefore, no assurance can be given that the results or developments anticipated by Quipt will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Quipt. Forward-looking statements in this press release should be evaluated together with the various risks and uncertainties that affect Quipt’s business and market, particularly those identified in the “Cautionary Note Regarding Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Quipt’s most recent Annual Report on Form 10-K, as updated by Quipt’s subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov, and with the securities regulatory authorities in certain provinces of Canada and available at www.sedarplus.com.

For further information please visit our website at www.Quipthomemedical.com, or contact:

Cole Stevens

VP of Corporate Development

Quipt Home Medical Corp.

859-300-6455

cole.stevens@myquipt.com

Gregory Crawford

Chief Executive Officer

Quipt Home Medical Corp.

859-300-6455

investorinfo@myquipt.com